UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________________________________
FORM 8-K

_______________________________________________
CURRENT REPORT
_______________________________________________
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

________________________________________________
Date of Report (Date of earliest event reported): January 14, 2015

________________________________________________
CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
________________________________________________

DELAWARE	001-14962	04-3477276
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
BURLINGTON, MASSACHUSETTS 01803-4238
(Address of principal executive offices) (Zip Code)

(781) 270-1200
(Registrant's telephone number, including area code)

________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On January 14, 2015, the Company became aware of certain erroneous statements made in an analyst report dated January 13, 2015.

More specifically, the analyst report stated that a distributor survey conducted by the analyst revealed the intention of one of CIRCOR’s major (top 10) distribution partners to switch from selling CIRCOR’s KF branded valves to a cheaper private competitor as of January 1, 2015. The report further estimated 2014 revenue associated with this distributor to be approximately $20 million and that information from the distributor suggests that CIRCOR product is priced at a 5%-30% premium relative to the alternate supplier.

The Company has reviewed the current status of its distributor relationships associated with the KF brand, believes that it maintains strong relationships with its major distributors and is unaware of any intended material changes. In addition, the Company regularly reviews its pricing and believes its KF brand to be competitively priced in those markets it regularly serves.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2015                CIRCOR INTERNATIONAL, INC.

         /s/ Rajeev Bhalla
By:     Rajeev Bhalla

Title:	Executive Vice President and Chief Financial Officer